Exhibit 99.1

CHARLES & COLVARD REPORTS THIRD QUARTER
FISCAL YEAR 2022 FINANCIAL RESULTS AND ANNOUNCES $5 MILLION

STOCK REPURCHASE PROGRAM

•	Delivered $9.8 Million in Net Sales
•	Increased Total Cash to $21.9 Million
•	Announced $5 Million Stock Buyback Program
•	Generated $1.1 Million in Cash Flow From Operations
•	Achieved Highest Three Consecutive Quarters by Revenue To Date at $33.8 Million
•	22% Increase in charlesandcolvard.com Revenue Versus the Year-Ago Quarter
•	141% Increase in Lab Grown Diamond Sales Along with a Steady 10% Increase in Moissanite Sales Versus the Year-Ago Quarter
•	Conference Call with Accompanying Slide Presentation Scheduled Today at 8:00 AM ET

FOR IMMEDIATE RELEASE

RESEARCH TRIANGLE PARK, N.C. – May 5, 2022 – Charles & Colvard, Ltd. (Nasdaq: CTHR) (the “Company”), a globally recognized fine jewelry company specializing in lab grown gemstones, today announced financial results for the quarter ended March 31, 2022.

In addition, the Company announced today that the Board of Directors has authorized the Company to repurchase up to $5.0 million of the Company’s common stock. The repurchase authorization expires on April 29, 2025. Any stock repurchases made pursuant to the program may be made through open-market and privately negotiated transactions, at times and in such amounts as management deems appropriate. The timing of repurchases will depend upon several factors, including market and business conditions, and repurchases may be discontinued at any time.

“Our momentum continues again this quarter, with $9.8 million in revenue, representing the highest three sequential quarters by revenue to date and seven consecutive quarters of top line growth and profitability. We’ve achieved this momentum by making strategic investments, by expanding our organic and digital marketing efforts, and by making a concerted effort to optimize our technology across our functional areas of the business,” said Don O’Connell, President and CEO of Charles & Colvard.

“We’re excited that consumers and the industry are embracing the lab grown movement and we’ve experienced double-digit growth in our Forever OneTM moissanite business and triple-digit growth in our Caydia® lab grown diamond business year-over-year in our direct-to-consumer channel,” continued Mr. O’Connell.

“With the strength of our balance sheet and the current share price trading below the book value per share as of March 31, 2022, the stock buyback program underscores our confidence in the Company’s direction and our commitment to delivering shareholder value,” concluded Mr. O’Connell.

Recent Corporate Highlights

●	Announced $5 million stock buyback program;
●	Launched expanded assortment in its premium Caydia® lab grown diamond and Forever OneTM moissanite brands, including a new star series in the Company’s patented Signature Collection and unisex rings;
●	Increased in-store assortment with Helzberg Diamonds and online assortments with both Helzberg Diamonds and Macy’s;
●	Featured in Vogue.com, Brides.com, The Knot.com, WWD.com, MensHealth.com and Byrdie.com and received press coverage on NewsBreak.com and CNNBusiness.com;
●	Curated assortment of fine fashion jewelry to be worn during the filming of the upcoming season of The Bachelorette;
●	Announced expansion of its wholesale gemstone distribution with Cooksongold in the UK and surrounding areas; and
●	Anticipated completion of first Signature Showroom and innovative 8,000 square foot digital video broadcast production studio during the fourth fiscal quarter.

Financial Summary for Third Quarter Fiscal 2022
(Quarter Ended March 31, 2022 Compared to Quarter Ended March 31, 2021)

●	Net sales increased 3%, to $9.8 million for the quarter, compared with $9.4 million in the year-ago quarter.
●	In the Online Channels segment, which consists of e-commerce outlets including charlesandcolvard.com, moissaniteoutlet.com, third-party online marketplaces, drop-ship retail and other pure-play, exclusively e-commerce outlets, net sales increased 14% year over year, to $6.4 million, representing 65% of total net sales for the quarter, compared to $5.6 million, or 59% of total net sales in the year-ago quarter.
●	In the Traditional segment, which consists of wholesale and retail customers, net sales decreased 12% year over year, to $3.4 million, representing 35% of total net sales for the quarter, compared to $3.9 million, or 41% of total net sales, in the year-ago quarter.
●	Finished jewelry net sales increased 19% to $7.4 million for the quarter, compared to $6.2 million in the year-ago quarter.
●	Loose jewel net sales decreased 28% to $2.3 million for the quarter, compared to $3.2 million in the year-ago quarter.
●	Operating expenses increased 22% to $4.0 million for the quarter, compared to $3.3 million in the year-ago quarter, in support of our growth initiatives.
●	Income tax expense increased to $78,000 for the quarter, compared to $500 in the year-ago quarter.
●	Net income was $339,000, or $0.01 earnings per diluted share for the quarter, compared to net income of $1 million, or $0.03 earnings per diluted share, in the year-ago quarter.
●	Weighted average shares outstanding on a diluted basis were 31.3 million for the quarter, compared to 30.5 million in the year-ago quarter. The increase in our weighted average shares outstanding was driven by an increase in option exercises by insiders and issuance of restricted stock to executives.

Financial Summary for the First Nine Months of Fiscal 2022

(Nine Months Ended March 31, 2022 Compared to Nine Months Ended March 31, 2021)

•	Net sales increased 14% to $33.8 million for the nine months ended March 31, 2022, compared to $29.5 million in the year-ago period.
•	Online Channels segment net sales increased 19% year over year to $21.0 million, representing 62% of total net sales, for the nine months ended March 31, 2022, compared to $17.6 million, or 60% of total net sales in the year-ago period.
•	Traditional segment net sales totaled $12.7 million, a year over year increase of 7%, representing 38% of total net sales, for the nine months ended March 31, 2022, compared to $11.9 million, or 40% of total net sales, in the year-ago period.
•	Finished jewelry net sales increased 26% to $23.6 million for the nine months ended March 22, 2022, compared to $18.8 million in the year-ago period.
•	Loose jewel net sales were $10.1 million for the nine months ended March 31, 2022, a decrease of 5%, compared to $10.7 million in the year-ago period.
•	Operating expenses increased 42% to $13.6 million for the nine months ended March 31, 2022, compared to $9.6 million in the year-ago period, in support of our growth initiatives.
•	Year-to-date income tax expense for the nine months ended March 31, 2022 increased to $485,000, compared to $1,500 in the year-ago period.
•	Net income was $2.3 million, or $0.07 per diluted share, for the nine months ended March 31, 2022, compared to net income of $4.4 million, or $0.15 per diluted share, in the year-ago period.

Financial Position

Cash, cash equivalents and restricted cash totaled $21.9 million as of March 31, 2022, representing an increase of $500,000 from $21.4 million as of June 30, 2021, a $2.2 million increase from the year ago quarter and a $600,000 increase over the second quarter of fiscal 2022. Total inventory increased to $32.5 million as of March 31, 2022, compared to $29.2 million as of June 30, 2021. The Company had no debt outstanding as of March 31, 2022.

Investor Conference Call

Charles & Colvard will host an investor conference call and webcast presentation to discuss its financial results for the quarter ended March 31, 2022 at 8:00 a.m. ET on Thursday, May 5, 2022. The investor conference call and accompanying presentation slides will be webcast live and can be accessed in the Investor Relations section of the Company's website at https://ir.charlesandcolvard.com/events.

To participate via telephone, callers should dial 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and ask to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 8:00 a.m. ET on Thursday, May 5, 2022.

A replay of this conference call will be available until May 12, 2022 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 9616655. The call will also be available for replay in the Investor Relations section of the Company’s website at https://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes fine jewelry can be accessible, beautiful and conscientious. Charles & Colvard is the original creator of lab grown moissanite, a rare gemstone formed from silicon carbide. The Company brings revolutionary gemstones and jewelry to market through its pinnacle Forever OneTM moissanite brand and its premium Caydia® lab grown diamond brand. Consumers seek Charles & Colvard fashion, bridal and fine jewelry because of its exceptional quality, incredible value and shared beliefs in environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in North Carolina's Research Triangle Park. For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, (1) our business, financial condition and results of operations could continue to be adversely affected by an ongoing COVID-19 pandemic and related global economic conditions; (2) our future financial performance depends upon increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; (3) our business and our results of operations could be materially adversely affected as a result of general economic and market conditions; (4) we face intense competition in the worldwide gemstone and jewelry industry; (5) our information technology, or IT, infrastructure, and our network may be impacted by a cyber-attack or other security incident as a result of the rise of cybersecurity events; (6) constantly evolving privacy regulatory regimes are creating new legal compliance challenges; (7) we are subject to certain risks due to our international operations, distribution channels and vendors; (8) our business and our results of operations could be materially adversely affected as a result of our inability to fulfill orders on a timely basis; (9) we are currently dependent on a limited number of distributor and retail partners in our Traditional segment for the sale of our products; (10) we may experience quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; (11) seasonality of our business may adversely affect our net sales and operating income; (12) our operations could be disrupted by natural disasters; (13) sales of moissanite and lab grown diamond jewelry could be dependent upon the pricing of precious metals, which is beyond our control; (14) our current customers may potentially perceive us as a competitor in the finished jewelry business; (15) we depend on a single supplier for substantially all of our silicon carbide, or SiC, crystals, the raw materials we use to produce moissanite jewels; if our supply of high-quality SiC crystals is interrupted, our business may be materially harmed; (16) if the e-commerce opportunity changes dramatically or if e-commerce technology or providers change their models, our results of operations may be adversely affected; (17) governmental regulation and oversight might adversely impact our operations; (18) the execution of our business plans could significantly impact our liquidity; (19) the financial difficulties or insolvency of one or more of our major customers or their lack of willingness and ability to market our products could adversely affect results; (20) negative or inaccurate information on social media could adversely impact our brand and reputation; (21) we rely on assumptions, estimates, and data to calculate certain of our key metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; (22) we may not be able to adequately protect our intellectual property, which could harm the value of our products and brands and adversely affect our business; (23) environmental, social, and governance matters may impact our business, reputation, financial condition, and results of operations; (24) if we fail to evaluate, implement, and integrate strategic acquisition or disposition opportunities successfully, our business may suffer; (25) our loan, pursuant to the Paycheck Protection Program, or the PPP Loan, under the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, as administered by the U.S. Small Business Administration, or the SBA, was forgiven in full and may be subject to review for compliance with applicable SBA requirements for six years from the date the loan was forgiven; (26) some anti-takeover provisions of our charter documents may delay or prevent a takeover of our Company; and (27) our failure to maintain compliance with The Nasdaq Stock Market’s continued listing requirements could result in the delisting of our common stock, in addition to the other risks and uncertainties described in more detail in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete, Chief Financial Officer, 919-468-0399, ir@charlesandcolvard.com

- Financial Tables Follow -

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Net sales	$9,751,835	$9,436,056	$33,785,281	$29,509,140
Costs and expenses:
Cost of goods sold	5,296,530	5,093,452	17,347,026	15,457,215
Sales and marketing	2,932,587	2,211,350	9,741,774	6,339,854
General and Administrative	1,106,850	1,092,683	3,880,684	3,278,246
Total costs and expenses	9,335,967	8,397,485	30,969,484	25,075,315
Income from operations	415,868	1,038,571	2,815,797	4,433,825
Other income (expense):
Interest income	1,120	540	1,964	5,126
Interest expense	-	(2,412)	-	(7,318)
Loss on foreign currency exchange	-	-	(34)	(603)
Total other income (expense), net	1,120	(1,872)	1,930	(2,795)
Income before income taxes	416,988	1,036,699	2,817,727	4,431,030
Income tax expense	(78,480)	(472)	(484,582)	(1,460)
Net income	$338,508	$1,036,227	$2,333,145	$4,429,570

Net income per common share:
Basic	$0.01	$0.04	$0.08	$0.15
Diluted	$0.01	$0.03	$0.07	$0.15

Weighted average number of shares used in computing net income per common share:
Basic	30,484,897	29,320,434	30,286,195	28,967,946
Diluted	31,268,410	30,525,438	31,271,677	29,667,729

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022 (unaudited)	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$16,861,685	$21,302,317
Restricted cash	5,050,000	144,634
Accounts receivable, net	1,565,541	1,662,074
Inventory, net	13,440,016	11,450,141
Note receivable	250,000	250,000
Prepaid expenses and other assets	1,328,244	952,065
Total current assets	38,495,486	35,761,231
Long-term assets:
Inventory, net	19,063,408	17,722,579
Property and equipment, net	1,781,966	875,897
Intangible assets, net	242,554	209,658
Operating lease right-of-use assets	2,935,124	3,952,146
Deferred income taxes, net	5,867,662	6,350,830
Other assets	49,658	49,658
Total long-term assets	29,940,372	29,160,768
TOTAL ASSETS	$68,435,858	$64,921,999

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,130,684	$2,774,373
Operating lease liabilities	850,781	566,083
Accrued expenses and other liabilities	2,053,873	2,281,807
Total current liabilities	6,035,338	5,622,263
Long-term liabilities:
Noncurrent operating lease liabilities	3,039,216	3,600,842
Accrued income taxes	11,292	9,878
Total long-term liabilities	3,050,508	3,610,720
Total liabilities	9,085,846	9,232,983

Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 30,688,796 and 29,913,095 shares issued and outstanding at March 31, 2022 and June 30, 2021, respectively	57,066,143	56,057,109
Additional paid-in capital	25,927,410	25,608,593
Accumulated deficit	(23,643,541)	(25,976,686)
Total shareholders’ equity	59,350,012	55,689,016
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$68,435,858	$64,921,999

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,333,145	$4,429,570
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	350,198	419,511
Stock-based compensation	676,934	272,209
Provision for uncollectible accounts	26,000	53,514
(Recovery of) Provision for sales returns	(25,000)	67,000
Inventory write-off	232,000	128,000
Provision for accounts receivable discounts	3,269	29,123
Deferred income taxes	483,168	-
Changes in operating assets and liabilities:
Accounts receivable	92,264	(1,617,077)
Inventory	(3,562,704)	1,559,759
Prepaid expenses and other assets, net	640,843	(3,451,872)
Accounts payable	356,311	(827,665)
Accrued income taxes	1,414	1,460
Accrued expenses and other liabilities	(504,862)	3,604,002
Net cash provided by operating activities	1,102,980	4,667,534

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,250,296)	(346,112)
Payment to fund note receivable	-	(250,000)
Payments for intangible assets	(38,867)	(26,374)
Net cash used in investing activities	(1,289,163)	(622,486)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	650,917	1,013,091
Net cash provided by financing activities	650,917	1,013,091

NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	464,734	5,058,139
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	21,446,951	14,617,234
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$21,911,685	$19,675,373

Supplemental disclosure of non-cash investing and financing activities:
Additions to right-of-use assets obtained from new operating lease liabilities	$-	$3,908,249

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$-	$9,050

Reconciliation to Condensed Consolidated Balance Sheets:	March 31, 2022	March 31, 2021
Cash and cash equivalents	$16,861,685	$19,608,801
Restricted cash	5,050,000	66,572
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	$21,911,685	$19,675,373